UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

TPC GROUP INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note

On November 7, 2012, TPC Group Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Agreement and Plan of Merger (as amended, the “Merger Agreement”) among the Company, Sawgrass Holdings Inc., a Delaware corporation (“Parent”), and Sawgrass Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

Pursuant to the Amendment, the merger consideration has been increased to $45.00 in cash per share, a 12.5% increase to the previously agreed consideration of $40.00 per share, and a 34.4% premium to the Company’s closing stock price on July 24, 2012, the last unaffected trading day prior to media reports of a possible acquisition of the Company.

In addition, under the Amendment, the termination fee payable by the Company to Parent has been increased to $24 million (less any expenses reimbursed). TPC Group will be required to pay Parent the increased termination fee in the circumstances described in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on November 5, 2012 under the heading “The Merger Agreement—Company Termination Fee.” In addition, the Company will be required to pay Parent the increased termination fee if:

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the Merger Agreement is terminated by (i)(a) the Company or Parent because the special meeting of stockholders called for the purpose of adopting the Merger Agreement is held and the Merger Agreement is not adopted by the Company’s stockholders at the special meeting or any adjournment or postponement thereof or (b) Parent because the Company has breached its covenants with respect to delivery of proxy materials and holding of the special meeting and such breach results in a failure of a condition of Parent and Merger Sub’s obligations to effect the merger to be satisfied or (ii) the Company or Parent if the merger has not been completed by February 24, 2013 at a time when the Merger Agreement is terminable by Parent in circumstances described in clause (i); and

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prior to or within 270 days of such termination, the Company enters into any definitive agreement with respect to, or consummates any acquisition proposal with, Innospec Inc. (“Innospec”), Blackstone Management Associates VI LLC or any of their respective affiliates (regardless of whether any acquisition proposal made prior to the special meeting was publicly withdrawn prior to the special meeting or the event giving rise to such right of termination).

The Amendment also increases the cap on the amount of Parent expenses that TPC Group would be required to reimburse in certain circumstances to $10 million.

In connection with the Amendment, TPC Group has terminated discussions and negotiations with, and has ceased providing due diligence information to, Innospec and Blackstone Management Associates VI LLC and their respective representatives with respect to Innospec’s previously submitted non-binding proposal to acquire all of TPC Group’s common stock for an all-cash purchase price in the range of $44-46 per share. TPC Group agreed to comply with the provisions of the merger agreement with respect to any revised proposal, inquiry or offer that may be received from Innospec or Blackstone .

Other than as expressly modified pursuant to the Amendment, the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on August 27, 2012, remains in full force and effect as originally executed on August 24, 2012. The foregoing description of the Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is included below.

On November 8, 2012, the Company issued a press release announcing that it had entered into the Amendment. A copy of the press release is included below

*        *        *

Additional Information and Where to Find It

This filing may be deemed to be solicitation material in respect of the proposed merger. The Company filed a definitive proxy statement with the SEC on November 5, 2012 in connection with the proposed Merger. Investors and security holders of the Company are urged to carefully read the definitive proxy statement because it contains important information about the transaction.

The definitive proxy statement was mailed to the Company’s stockholders seeking their approval of the proposed Merger on or about November 5, 2012. Investors and security holders may obtain a free copy of the definitive proxy statement, and other documents filed by the Company with the SEC, at the SEC’s website at www.sec.gov. Free copies of the documents filed with the SEC by the Company will be available on the Company’s website at www.tpcgrp.com under the “Investors” tab, by directing a request to the Company, Attention: Investor Relations, 5151 San Felipe, Suite 800, Houston, Texas 77056, or by calling (713) 627-7474. Investors may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

The Company and its directors, executive officers and certain members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed merger. Information concerning the interests of the persons who may be participants in the solicitation is set forth in the definitive proxy statement. Information concerning beneficial ownership of the Company’s common stock by its directors and certain executive officers is included in its proxy statement relating to its 2012 annual meeting of stockholders filed with the SEC on April 26, 2012 and subsequent statements of changes in beneficial ownership on file with the SEC.

Forward-Looking Statements

This filing contains forward-looking statements, which are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the Merger Agreement; (3) the inability to complete the proposed Merger due to the failure to satisfy the conditions to the Merger, including obtaining the approval of the Company’s stockholders, antitrust and competition clearances and other closing conditions; (4) risks that the proposed Merger disrupts current plans and operations of the Company; (5) potential difficulties in employee retention as a result of the proposed Merger; (6) the ability to recognize the benefits of the proposed Merger; (7) legislative, regulatory and economic developments; and (8) other factors described in the Company’s filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this filing are beyond the ability of the Company to control or predict. The Company can give no assurance that the conditions to the Merger will be satisfied. Except as required by law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

EXECUTION COPY

AMENDMENT NO. 1

TO THE

AGREEMENT AND PLAN OF MERGER

among

TPC GROUP INC.,

SAWGRASS HOLDINGS INC.,

and

SAWGRASS MERGER SUB INC.

Dated November 7, 2012

This AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER, dated November 7, 2012 (this “Amendment”), is entered into by and among TPC Group Inc., a Delaware corporation (the “Company”), Sawgrass Holdings Inc., a Delaware corporation (“Parent”), and Sawgrass Merger Sub Inc. (“Merger Sub”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement and Plan of Merger, dated August 24, 2012, by and among the Company, Parent and Merger Sub (the “Merger Agreement”).

WHEREAS, the parties hereto desire to amend the Merger Agreement so as to, among other matters, increase the Per Share Merger Consideration from $40.00 to $45.00;

WHEREAS, the Company Board and the respective boards of directors of Parent and Merger Sub have each unanimously (in the case of the Company Board, with two members abstaining) approved and declared advisable the Merger Agreement, as amended by this Amendment, and the Merger on the terms and subject to the conditions set forth in the Merger Agreement, as amended by this Amendment, and the transactions contemplated hereby and thereby;

WHEREAS, the Company Board recommends the adoption of the Merger Agreement, as amended by this Amendment, and approval of the Merger by the Company’s stockholders; and

WHEREAS, the parties have agreed to amend the Merger Agreement as provided in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment of Recitals. In the fourth (4th) paragraph of the Recitals to the Merger Agreement, the phrase “(collectively, the “Limited Guaranties”)” shall be replaced with the phrase “(as amended, restated or otherwise modified from time to time in accordance with the terms thereof, collectively, the “Limited Guaranties”)”.

2. Amendment of Section 3.1. The reference to “$40.00” in Section 3.1(a) of the Merger Agreement is hereby amended to be “$45.00”.

3. Amendment of Section 4.18. Section 4.18 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“(a) The Company Board has received an opinion of Perella Weinberg (the “Initial Fairness Opinion”) to the effect that, as of August 24, 2012 and subject to the assumptions, qualifications and limitations relating to such opinion, the Per Share Merger Consideration (as such term was defined in this Agreement as of August 24, 2012) is fair, from a financial point of view, to the holders of Shares (other than the Affiliates of Parent), it being agreed that neither Parent nor Merger Sub has any rights with respect to such opinion. A true, complete and correct copy of such Initial Fairness Opinion has been provided to Parent, for informational purposes only.

(b) The Company Board has received the opinion of Perella Weinberg (the “Fairness Opinion”) to the effect that, as of the date of such opinion and subject to the assumptions, qualifications and limitations relating to such opinion, the Per Share Merger Consideration is fair, from a financial point of view, to the holders of Shares (other than the Affiliates of Parent), it being agreed that neither Parent nor Merger Sub has any rights with respect to such opinion. A true, complete and correct copy of such Fairness Opinion will be provided to Parent, for informational purposes only, as promptly as reasonably practicable following November 7, 2012.

(c) The Company Board, at a meeting duly called and held, unanimously (with two members abstaining) (i) determined that this Agreement and the Merger are advisable and in the best interests of the stockholders of the Company; (ii) approved this Agreement and the Merger and (iii) recommended that the stockholders of the Company adopt this Agreement (the “Company Recommendation”).”

4. Amendment of Section 5.5(b). Section 5.5(b) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Parent and Merger Sub have delivered to the Company complete and accurate copies, as of November 7, 2012, of (i) an executed commitment letter, dated as of November 7, 2012 (the “Equity Financing Letter”), pursuant to which the investors party thereto have committed, upon the terms and subject to the conditions thereof, to invest the cash amounts set forth therein (the “Equity Financing”), and (ii) an executed commitment letter, dated August 24, 2012, from Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Jefferies Finance LLC, Morgan Stanley Senior Funding, Inc. (collectively, the “Initial Commitment Parties”), as modified by the Joinder Agreement, dated September 14, 2012, between Merger Sub, the Initial Commitment Parties, Deutsche Bank Trust Company Americas, Deutsche Bank Cayman Islands Branch, Deutsche Bank Securities Inc. and Goldman Sachs USA Bank and as amended by the Amendment, dated October 26, 2012, between Merger Sub and the lenders party thereto (as so modified and amended, the “Debt Commitment Letter” and, together with the Equity Financing Letter, the “Financing Letters”), pursuant to which the lenders party thereto have committed to provide, upon the terms and subject to the conditions thereof, debt financing in an aggregate amount set forth therein (being collectively referred to as the “Debt Financing” and, together with the Equity Financing, the “Financing”). Parent and Merger Sub also have delivered to the Company true, complete and correct copies of(A) the fee letter, dated August 24, 2012, from Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Jefferies Finance LLC and Morgan Stanley Senior Funding, Inc., as modified by the Joinder Agreement, dated September 14, 2012, between Merger Sub, Deutsche Bank Trust Company Americas, Deutsche Bank Cayman Islands Branch, Deutsche Bank Securities Inc., Goldman Sachs Bank USA and the other parties thereto and as amended by the Amendment, dated October 26, 2012, between Merger Sub and the other parties thereto (as so modified and amended, the “Fee Letter”) and (B) the engagement letter, dated August 24, 2012, from Merrill Lynch, Pierce, Fenner & Smith Incorporated, Jefferies & Company, Inc. and Morgan Stanley & Co. LLC, as modified by the Joinder Agreement,

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dated September 14, 2012, between Merger Sub, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and the other parties thereto and as amended by the Amendment, dated October 26, 2012, between Merger Sub and the other parties thereto (as so modified and amended, the “Engagement Letter”)”

5. Amendment to Section 5.5(c). All references in Section 5.5(c) of the Merger Agreement to “the date hereof” and “the date of this Agreement” are amended to be references to “November 7, 2012”. In the first sentence of Section 5.5(c), the phrase “no such amendment, restatement or modification is presently contemplated” shall be replaced with the phrase “no such amendment, restatement or modification is presently contemplated (other than amendments, restatements or modifications in compliance with Section 6.12)”.

6. Amendment to Section 7.2(a). Section 7.2(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“(a) (i) The representations and warranties of the Company set forth in (A) Sections 4.2, 4.9(i), 4.17, 4.21, 4.18(a) and 4.18(b) shall be true and correct at and as of the date of this Agreement (or, with respect to Section 4.18(b), as of November 7, 2012) and at and as of the Closing Date as if made at and as of the Closing Date, (B) Section 4.3 shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date) except for de minimis inaccuracies and (C) any other Section of this Agreement shall be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifiers) at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties referred to in this clause (C) to be so true and correct does not constitute, individually or in the aggregate, a Company Material Adverse Effect, and (ii) Parent shall have received at the Closing a certificate signed on behalf of the Company by a senior executive officer of the Company to the effect that the conditions set forth in Section 7.2(a)(i) have been satisfied.”

7. Amendment of Section 8.5(b). Section 8.5(b) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“(b) In the event that:

(i) (x) this Agreement is terminated by the Company or Parent (1) pursuant to Section 8.2(b) or Section 8.4(b) or (2) pursuant to Section 8.2(a) at a time when this Agreement was terminable by Parent pursuant to Section 8.2(b) or Section 8.4(b), (y) an Acquisition Proposal is made (and, in the case of a termination pursuant to Section 8.2(b) or pursuant to Section 8.2(a) at a time when this Agreement was terminable by Parent pursuant to Section 8.2(b), publicly disclosed) after August 24, 2012 but prior to the date of the event giving rise to such right of termination and such Acquisition Proposal has not been publicly withdrawn prior to (1) the date of the event giving rise to such right of termination (in connection with a termination

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pursuant to Section 8.4(b) or pursuant to Section 8.2(a) at a time when this Agreement was terminable by Parent pursuant to Section 8.4(b)) or (2) the Company Stockholders Meeting (in connection with a termination pursuant to Section 8.2(b) or pursuant to Section 8.2(a) at a time when this Agreement was terminable by Parent pursuant to Section 8.2(b)), and (z) prior to or within 270 days of such termination, the Company enters into any definitive agreement with respect to, or consummates, any Acquisition Proposal (in each case whether or not such Acquisition Proposal is the same Acquisition Proposal referred to in clause (y)) (provided that for purposes of this clause (b), the references to “20%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”);

(ii) this Agreement is terminated by Parent pursuant to Section 8.4(a);

(iii) this Agreement is terminated by the Company pursuant to Section 8.3(a); or

(iv) (x) this Agreement is terminated by the Company or Parent (1) pursuant to Section 8.2(b) or by Parent pursuant to Section 8.4(b) by reason of a breach by the Company of Section 6.2 or 6.3 or (2) pursuant to Section 8.2(a) at a time when this Agreement was terminable by Parent pursuant to Section 8.2(b) or by Parent pursuant to Section 8.4(b) by reason of a breach by the Company of Section 6.2 or 6.3, and (y) prior to or within 270 days of such termination, the Company enters into any definitive agreement with respect to, or consummates, any Acquisition Proposal with Innospec Inc., Blackstone Management Associates VI LLC or any of their respective Affiliates (regardless of whether any Acquisition Proposal made prior to the Company Stockholder Meeting was publicly withdrawn prior to the Company Stockholders Meeting or the event giving rise to such right of termination);

then the Company shall promptly (but in no event later than (A) in the case of clause (i) above, three business days after the date on which the Company consummates the Acquisition Proposal or after the date on which the Company enters into a definitive agreement with respect thereto, (B) in the case of clause (ii) above, three business days after the date of such termination, (C) in the case of clause (iii) above, immediately prior to or substantially concurrently with such termination, and (D) in the case of clause (iv) above, three business days after the date on which the Company consummates the Acquisition Proposal or after the date on which the Company enters into a definitive agreement with respect thereto, pay or cause to be paid to Parent or its designees the Termination Fee by wire transfer of same day funds (it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion). “Termination Fee” shall mean an amount equal to $24 million (less any Parent Expenses previously paid by the Company pursuant to Section 8.6). Any Termination Fee paid to Parent or its designees pursuant to this Agreement shall be paid by wire transfer of immediately available funds to an account or accounts designated in writing by Parent to the Company for such purpose.”

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8. Amendment of Section 8.6. Section 8.6 of the Merger Agreement is hereby amended as follows: (a) the reference to “$2,500,000” is hereby amended to be “$10,000,000”; and (b) the proviso at the end of Section 8.6 is hereby amended and restated to read "; provided, however, that in no event shall the Company have any obligation to make any such payment (i) if, at the time of such termination, this Agreement was terminable by the Company pursuant to Section 8.3(b) or (ii) from and after the time that the Termination Fee has been paid by the Company.”

9. Termination of Discussions with Interested Parties. Immediately following the execution and delivery of this Amendment, the Company shall, and shall cause its Subsidiaries and shall use its reasonable best efforts to cause its and its Subsidiaries’ Representatives to, cease and terminate any existing discussions or negotiations with, and cease providing any information (including non-public information) to, each of Innospec Inc. and Blackstone Management Associates VI LLC (each, an “Interested Party”) and their respective Representatives with respect to the non-binding proposal of October 5, 2012 (as re-affirmed in a letter dated October 21, 2012, the “Non-Binding Proposal”), and the Company shall comply with Section 6.4 of the Merger Agreement, as amended, with respect to any revised inquiry, proposal or offer from any of the Interested Parties (including with respect to any amendment or modification to the Non-Binding Proposal), including by making the determinations required to be made by the Company Board or the Special Committee pursuant to Section 6.4(b) of the Merger Agreement, as amended, prior to taking any of the actions described in clause (A) or (B) of Section 6.4(b) of the Merger Agreement, as amended, with respect to any such inquiry, proposal or offer.

10. Proxy Supplement. Notwithstanding anything to the contrary in the Merger Agreement, as soon as reasonably practicable after the date of this Amendment, the Company shall (i) in consultation with Parent, prepare and file with the SEC a supplement to the Proxy Statement (the “Proxy Supplement”) and (ii) mail to the stockholders of the Company as of the record date established for the Company Stockholders Meeting the Proxy Supplement and all other proxy materials for the Company Stockholders Meeting. The Company shall file the Proxy Supplement with the SEC and commence mailing the Proxy Supplement to the stockholders of the Company within five business days after the date of this Amendment, unless a delay in filing or mailing is necessary to comply with any Applicable Law.

11. Company Authority Relative to Amendment. The Company hereby represents and warrants to Parent and Merger Sub that: (i) the Company has the requisite corporate power and authority to execute and deliver this Amendment and, upon receipt of the Company Stockholder Approval, to perform its obligations hereunder; (ii) the execution of this Amendment has been duly authorized by all requisite corporate action on behalf of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Amendment; (iii) the Company has duly executed and delivered this Amendment; and (iv) assuming this Amendment has been duly authorized, executed and delivered by Parent and Merger Sub, this Amendment constitutes the valid and legally binding obligations of the Company, enforceable against the Company in accordance with its respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to creditors’ rights, general principles of equity and any implied covenant of good faith and fair dealing.

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12. Parent and Merger Sub Authority Relative to Amendment. Parent and Merger Sub, jointly and severally, hereby represent and warrant to the Company that: (i) no vote of the holders of capital stock of Parent is necessary to approve this Amendment; (ii) each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Amendment, and, upon receipt of the Requisite Parent Vote, to perform its obligations hereunder; (iii) the execution of this Amendment has been duly authorized by all requisite corporate action on behalf of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Amendment; (iii) each of Parent and Merger Sub has duly executed and delivered this Amendment; and (iv) assuming this Amendment has been duly authorized, executed and delivered by the Company, this Amendment constitutes the valid and legally binding obligations of each of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to creditors’ rights, general principles of equity and any implied covenant of good faith and fair dealing.

13. References to the Merger Agreement. After giving effect to this Amendment, each reference in the Merger Agreement to “this Agreement”, “hereof”, “hereunder”, “herein” or words of like import referring to the Merger Agreement shall refer to the Merger Agreement as amended by this Amendment, and all references in the Company Disclosure Letter and the Parent Disclosure Letter to “the Agreement” shall refer to the Merger Agreement as amended by this Amendment.

14. Construction. Except as expressly provided in this Amendment, all references in the Merger Agreement, the Company Disclosure Letter and the Parent Disclosure Letter to “the date hereof” and “the date of this Agreement” shall refer to August 24, 2012.

15. Other Miscellaneous Terms. The provisions of Article 9 (General Provisions) of the Merger Agreement shall apply mutatis mutandis to this Amendment and to the Merger Agreement as modified by this Amendment, taken together as a single agreement reflecting the terms therein as modified hereby.

16. No Further Amendment. Except as amended hereby, the Merger Agreement shall remain in full force and effect.

[Remainder of page intentionally left blank.]

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The parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.

TPC GROUP INC.

By	/s/ Michael T. McDonnell
Name: Michael T. McDonnell
Title: President and Chief Executive Officer

[Signature Page to Merger Agreement Amendment No. 1]

SAWGRASS HOLDINGS INC.

By:	/s/ Neil A. Wizel
	Name:	Neil A. Wizel
	Title:	Co-President and Treasurer

By:	/s/ Jack Norris
	Name:	Jack Norris
	Title:	Co-President and Secretary

[Signature Page to Merger Agreement Amendment No. 1]

SAWGRASS MERGER SUB INC.

By:	/s/ Neil A. Wizel.
	Name:	Neil A. Wizel
	Title:	Co-President and Treasurer

By:	/s/ Jack Norris
	Name:	Jack Norris
	Title:	Co-President and Secretary

[Signature Page to Merger Agreement Amendment No. 1]

FOR IMMEDIATE RELEASE

TPC Group Inc. Agrees on Increased Consideration

in Transaction with First Reserve Corporation and SK Capital Partners

TPC Group Stockholders to Receive $45.00 per Share in Cash

Houston, TX, November 8, 2012 – TPC Group Inc. (Nasdaq: TPCG), a leading fee-based processor and service provider of value-added products derived from niche petrochemical raw materials, today announced that it has entered into an amendment to its previously announced merger agreement dated August 24, 2012 with Sawgrass Holdings Inc. and Sawgrass Merger Sub Inc., entities formed by investment funds affiliated with First Reserve and SK Capital for the purposes of the merger.

Under the terms of the amended merger agreement:

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the merger consideration has been increased to $45.00 in cash per share, a 12.5% increase to the previously agreed consideration of $40.00 per share, and a 34.4% premium to TPC Group’s closing stock price on July 24, 2012, the last unaffected trading day prior to media reports of a possible acquisition of TPC Group;

•

the termination fee payable by TPC Group to Sawgrass Holdings in connection with acceptance of any superior proposal and in certain other circumstances has been increased to $24 million (less any expenses reimbursed); and

•	the cap on the amount of Sawgrass Holdings expenses that TPC Group would be required to reimburse in certain circumstances has been increased to $10 million.

TPC Group’s Board of Directors recommends that TPC Group stockholders vote in favor of adopting the merger agreement (as amended) at the special meeting of stockholders, which is scheduled to occur on December 5, 2012 at the offices of Baker Botts L.L.P., 32nd Floor, One Shell Plaza, 910 Louisiana Street, Houston, Texas 77002, at 9:00 a.m. Central time. Stockholders of record as of the close of business on November 1, 2012 are entitled to vote at the special meeting. The voting and support agreements previously executed by certain TPC Group stockholders remain in effect.

In connection with the amendment, TPC Group has terminated discussions and negotiations with, and ceased providing due diligence information to, Innospec Inc. (NASDAQ: IOSP) and Blackstone Management Associates VI LLC and their respective representatives with respect to Innospec’s previously submitted non-binding proposal to acquire all of TPC Group’s common stock for an all-cash purchase price in the range of $44-46 per share. TPC Group agreed to comply with the provisions of the merger agreement with respect to any revised proposal, inquiry or offer that may be received from Innospec.

Sawgrass Holdings has provided TPC Group with revised debt and equity financing commitments sufficient to provide necessary financing at the increased purchase price.

The amendment was approved by TPC Group’s Board of Directors, upon the recommendation of a special committee composed entirely of independent directors.

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Perella Weinberg Partners LP is serving as financial advisor to TPC Group, and Baker Botts L.L.P. is serving as legal counsel. Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to the special committee of the TPC Group’s Board of Directors.

About TPC Group

TPC Group Inc. is a leading producer of value-added products derived from niche petrochemical raw materials, such as C4 hydrocarbons, and provider of critical infrastructure and logistics services along the Gulf Coast region. The Company sells its products into a wide range of performance, specialty and intermediate markets, including synthetic rubber, fuels, lubricant additives, plastics and surfactants. Headquartered in Houston, Texas, and with an operating history of over 68 years, the Company has manufacturing facilities in the industrial corridor adjacent to the Houston Ship Channel, Port Neches and Baytown, Texas and operates a product terminal in Lake Charles, Louisiana. For more information, visit the Company’s website at http://www.tpcgrp.com.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger. TPC Group filed a definitive proxy statement with the SEC on November 5, 2012 in connection with the proposed merger. Investors and security holders of TPC Group are urged to carefully read the definitive proxy statement because it will contain important information about the transaction.

The definitive proxy statement was mailed to TPC Group’s stockholders seeking their approval of the proposed merger on or about November 5, 2012. Investors and security holders may obtain a free copy of the definitive proxy statement, and other documents filed by TPC Group with the SEC, at the SEC’s website at www.sec.gov. Free copies of the documents filed with the SEC by TPC Group will be available on TPC Group’s website at www.tpcgrp.com under the “Investors” tab, by directing a request to TPC Group, Attention: Investor Relations, 5151 San Felipe, Suite 800, Houston, Texas 77056, or by calling (713) 627-7474. Investors may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

TPC Group and its directors, executive officers and certain members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed merger. Information concerning the interests of the persons who may be participants in the solicitation is set forth in the definitive proxy statement. Information concerning beneficial ownership of TPC Group stock by its directors and certain executive officers is included in its proxy statement relating to its 2012 annual meeting of stockholders filed with the SEC on April 26, 2012 and subsequent statements of changes in beneficial ownership on file with the SEC.

Forward-Looking Statements

This communication contains forward-looking statements, which are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could

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cause actual results to differ materially include, but are not limited to (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings instituted against TPC Group and others following announcement of the merger agreement; (3) the inability to complete the proposed merger due to the failure to satisfy the conditions to the merger, including obtaining the approval of TPC Group’s stockholders, antitrust clearances and other closing conditions; (4) risks that the proposed merger disrupts current plans and operations of TPC Group; (5) potential difficulties in employee retention as a result of the proposed merger; (6) the ability to recognize the benefits of the proposed merger; (7) legislative, regulatory and economic developments; and (8) other factors described in TPC Group’s filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this communication are beyond the ability of TPC Group to control or predict. TPC Group can give no assurance that the conditions to the merger will be satisfied. Except as required by law, TPC Group undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. TPC Group is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this communication by wire services or Internet service providers.

For TPC Group

Investor Relations

Contact: Miguel Desdin

Email: miguel.desdin@tpcgrp.com

Phone: 713-627-7474

-or-

Contact: Scott Winter / Larry Miller

Innisfree M&A Incorporated

Phone: (212) 750-5833

Media Inquiries

Contact: Meaghan Repko / James Golden

Joele Frank, Wilkinson Brimmer Katcher

Phone: (212) 355-4449

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